Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Sono-Tek Corporation

We consent to the use in connection with the Annual Report on Form 10-K of Sono-Tek Corporation, of our report dated May 29, 2020, relating to the financial statements of Sono-Tek Corporation, as of February 29, 2020 and February 28, 2019 and for the years then ended. We hereby consent to incorporation by reference, in Registration Statements Nos. 333-11913 and 333-216504 on Form S-8.

/s/ LIGGETT & WEBB, P.A.

Certified Public Accountants

New York, New York

May 29, 2020